FORM 14-A
Silver Butte Mining Company
PRELIMINARY PROXY STATEMENT
Filing Date: XXXX
Commission File No.   XXXX
SCHEDULE  14A
INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[ X ] Preliminary Proxy Statement
[ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-12

Silver Butte Mining Company
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a.
(4) Proposed maximum aggregate value of transaction: n/a
(5) Total fee paid: -0-

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date filed:


Silver Butte Mining Company
520 Cedar Street, Sandpoint, Idaho 83864
March 10, 2003 [deleted February 5]
Dear Stockholder:

You are cordially invited to attend the Special Meeting of Shareholders of Silver Butte Mining Company on April
[deleted March] 11,
2003, at 10:00 a.m. local time, at the City Forum, 218
Cedar Street, Sandpoint, Idaho.

Those matters expected to be acted upon at the meeting are
described in detail in the attached Notice of Special
Meeting of Shareholders and Proxy Statement.   Certain of
the matters to be acted upon were subject of an annual
meeting of shareholders held in the Fall of 2002.   We are
re-submitting the items for shareholder vote to be in compliance with applicable securities laws and regulations.

The enclosed notice and proxy statement contain details concerning the business to come before the meeting. We have also enclosed for your information and review the Annual
Report on Form 10-KSB for the fiscal year ended August 31, 2002.

The board of directors recommends a vote FOR each of the proposals below:

"FOR" electing  Terry McConnaughy, Robert J. Evans, Joseph
Zinger, Wayne Hohman, and Donald L. Hess to our board of directors to serve for the ensuing year or until their successors are duly elected and qualified;

"FOR" the amendment of the Company's Articles of Incorporation, authorizing an increase of the number of authorized shares of Common Stock from 10,000,000 to 150,000,000 shares; and

"FOR" the change of the Company's name to "Quantum
Technology Group, Inc."

All shareholders are cordially invited to attend the Meeting in person. Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy promptly. If you attend the Meeting, you may revoke your proxy and vote your shares in person.
We look forward to seeing you at the Meeting.
Sincerely,

/s/ Terry McConnaughey
Terry McConnaughey, President, Director
This Proxy Statement and the accompanying proxy card are
first being mailed to Silver Butte Mining Company's
Shareholders beginning
March 10, 2003 [deleted February 5], 2003.


SILVER BUTTE MINING COMPANY
NOTICE OF SPECIAL MEETING OF SHAREHOLDER TO BE HELD
MARCH [deleted February 5] 10, 2003
To our Shareholders:
NOTICE is hereby given that on April [deleted March 14 ]
11, 2003, Silver Butte
Mining Company will hold a Special Meeting of Shareholders at the City Forum, 218 Cedar Street, Sandpoint, Idaho. The meeting will begin at 10:00 a.m. local time. At the meeting, shareholders will be asked:

1.	To elect Terry McConnaughy, Robert J. Evans, Joseph
Zinger, Wayne Hohman, and Donald L. Hess to our board
of directors to serve for the ensuing year or until
their successors are duly elected and qualified.
2.	To amend the Company's Articles of Incorporation to
increase the number of authorized shares of Common
Stock from 10,000,000 shares to 150,000,000 shares;
and
3.	To approve the change of the Company's name to
"Quantum Technology Group, Inc."

We have enclosed for the review of our shareholders the Annual Report on Form 10-KSB for the fiscal year ended
August 31, 2002, which was filed with the Securities and Exchange Commission on December 13, 2002. The Company is unaware of any other business to be considered and acted upon at the meeting and any adjournments thereof. Only shareholders of record at the close of business on March
[deleted February 5]10, 2003, or such other date as may be
 determined as the
record date are entitled to notice of and to vote at the meeting and any adjournments thereof.

All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience in the self-addressed, stamped envelope. Any stockholder attending the meeting may revoke their proxy and vote their shares in person.

Please Sign, Date and Return the Enclosed Proxy Immediately to Assure that Your Shares are Represented at the Special
Meeting of Shareholders scheduled for April 11, [deleted March 14]2003.

By Order of the Board of Directors,

/s/ Terry McConnaughey, President, Director
Sandpoint, Idaho
March[deleted February 5] 10, 2003


Silver Butte Mining Company
Proxy Statement
Special Meeting of Shareholders


This Proxy Statement relates to the Special Meeting of Stockholders of Silver Butte Mining Company, (the "Company"), an Idaho corporation, to be held on April [deleted March 14]11, 2003, at 10:00 a.m., at the at the City Forum, 218 Cedar
Street, Sandpoint, Idaho, including any adjournments or postponements thereof (the "Meeting"). This Proxy Statement, the accompanying proxy card and the Company's Annual Report are first being mailed to stockholders of the Company on or about February 10, 2003. THEY ARE FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE COMPANY OF PROXIES FROM THE HOLDERS OF THE COMPANY'S COMMON STOCK, PAR VALUE $.05 PER SHARE ("COMMON STOCK"), FOR USE AT THE MEETING.

The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by telephone, facsimile or personal visits by directors and officers. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding soliciting material.

All shares represented by duly executed proxies in the accompanying form received prior to the Meeting will be voted in the manner specified therein. Any stockholder granting a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Any stockholder present at the Meeting who expresses a desire to vote their shares in person may also revoke their proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR each proposal listed herein and in the discretion of the persons named in the proxy in any other business that may properly come before the Meeting.

STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

We have enclosed for the review of our shareholders the Annual Report on Form 10-KSB for the fiscal year ended August 31, 2002, which was filed with the Securities and Exchange Commission on December 13, 2002.

Proposals to be Voted Upon by Shareholders at the Special Meeting of Shareholders
At the Special Meeting, the holders of our shares of Common Stock will be asked to vote on the proposals set forth below. An affirmative vote of a majority of the shares present and voting at the Special Meeting is required for approval of all matters. There are no dissenters' rights to appraisal with respect to the proposals.

Proposal One: To elect Terry McConnaughy, Robert J. Evans, Joseph Zinger, Wayne Hohman, and Donald L. Hess to our board of directors to serve for the ensuing year or until their successors are duly elected and qualified.

Information Concerning Directors: It is proposed that Terry McConnaughy, Robert J. Evans, Joseph Zinger, Wayne Hohman, and Donald L. Hess will be elected at the meeting, each to hold office until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. The Company has no reason to believe that any nominee will be unavailable at the time of election.

For information relating to shares owned by the existing director and each of the nominees, see Item 6 "Voting Securities and Principal Holders Thereof". For information as to compensation, their principal occupations, age, and experiences, see Item 7 and Item 8 "Directors and Executive Officers" and "Compensation of Directors and Executive Officers". Reference is also made to Item 5, "Interest of Certain Persons in the Matters to be Acted Upon".

Proposal Two: To amend the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 shares to 150,000,000 shares.

By voting "FOR" this proposal, shareholders will be authorizing the amendment of the Articles of Incorporation to increase the number of authorized Common Stock shares. The reason for the proposals to increase the number of authorized shares is discussed below.

Recommendation of the Board of Directors: Our Board of Directors recommends that our shareholders vote "FOR" the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 150,000,000 shares.

Proposal Three: To change the Company's name to Quantum Technology Group,
Inc.

The reason for this proposal is discussed above in connection with the Share Exchange Agreement with Quantum Technology Group, Inc. ("Quantum") discussed in Item 14 below. By voting "FOR" this proposal, shareholders will be authorizing to change the name of the Company from Silver Butte Mining Company to Quantum Technology Group, Inc.

Recommendation of the Board of Directors: Our Board of Directors recommends that the holders of our shares vote "FOR" changing the name of the Company to Quantum Technology Group, Inc.

The enclosed Proxy is solicited by and on behalf of the board. We are unaware of any additional matters not set forth in the notice of special meeting that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting and presented for a vote of the shareholders, the persons named in the proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

Item 1. Date, Time and Place Information
This proxy statement is furnished in connection with the solicitation of proxies for use at the meeting of shareholders of Silver
Butte Mining
Company to be held on April 11, [deleted March 14]2003, at 10:00 a.m. local time the City Forum, 218
Cedar Street, Sandpoint, Idaho and at any and all adjournments thereof.

Item 2. Revocability of Proxy
The accompanying proxy is solicited by our board and is revocable by the shareholder anytime before it is voted. For more information concerning the procedure for revoking the proxy see Item 4. below. This proxy statement is first being mailed to shareholders on or about February 10, 2003.
Item 3. Dissenters' Right of Appraisal
There is no Dissenters' Right of Appraisal for any proposal set forth in this proxy statement.
Item 4. Persons Making the Solicitation
This solicitation is made by the Company's board, which unanimously approved the proposals, by consent and without a meeting, and no director has informed the Company that he intends to oppose any action intended to be taken by the Company.
Item 5. Interest of Certain Persons in Matters to Be Acted Upon
The following table sets forth information, to the best knowledge of the Company, as of January 2, 2003, with respect to each person who has been a director or executive officer of the Company at any time since the beginning of the last fiscal year or has been nominated for election as a director of the Company.




Title of Class  Name of Beneficial Owner                     Amount
of Beneficial Ownership  Percent of Class (1)
Common Stock .  Terry McConnaughy
156,457                 1.82%
Common Stock .  Joseph Zinger
101,000                 1.83%
Common Stock .  Robert J. Evans
158,000                 1.17%
Common Stock .  Wayne Hohman
294,501                 3.42%
Common Stock .  Donald L. Hess
413,082                 4.80%

Common Stock .  Directors and Executive Officers as a Group
1,123,040                13.04%


(1)	based upon 8,610,415 total common stock shares outstanding as of January 2, 2003.
(2)	Each of the present directors will be issued 1,000,000 shares of restricted common stock when and if the share exchange agreement with Quantum discussed in Proposal 2 above is effective.

Item 6. Voting Securities and Principal Holders Thereof.

Only shareholders of record at the close of business on March 10[deleted February 5, 2003, the record date, are entitled to notice of, and to vote at, the meeting.
At the record date, there were 8,610,415 shares of Common Stock issued and outstanding. Each shareholder of record on the record date is entitled to one vote per share on each proposal presented at the meeting, exercisable in person or by proxy. None of the shares have cumulative voting rights.

The presence in person or by proxy of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum at the meeting. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares issued and outstanding present in person or represented by proxy is required for approval of each proposal to be voted upon at the meeting.

There is no person or group, as that term is used in section 13(d)(3) of the Exchange Act, who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.

Item 7. Directors and Executive Officers


NAME . . . . . . .  AGE  AFFILIATION WITH REGISTRATION  EXPIRATION OF TERM
------------------  ---  -----------------------------  ------------------
Terry McConnaughey   67  President, Director            Annual meeting
Joseph Zinger. . .   62  Vice President, Director       Annual meeting
Robert J. Evans. .   77  Secretary/Treasurer, Director  Annual meeting
Wayne Hohman . . .   62  Director                       Annual meeting
Donald L. Hess . .   73  Director                       Annual meeting

There are no material proceedings to which any of our directors, officers or affiliates of the Company or any owner of record of beneficially more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder, is a party. None of our directors or nominees entered into any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any of our directors or nominees had, or will have, a direct or indirect material interest.

The following information with respect to the principal occupation or employment, other affiliations and business experience of each member of the board of directors during the last five years.

John T. (Terry) McConnaughey: Mr. McConnaughey had various functions with the Alaska State Police and retired in October 1990 at the rank of Major
and Deputy Director of the Alaska State Troopers.   He was retired from
1990-1996.  In 1994, he became involved with community service work with
North Idaho Bikeways, where he assisted as project Manager.   From 1998 to
2000, he was Sagle Fire District Commissioner. In the Spring of 2001, he was appointed to Sandpoint Airport Advisory as Director for a four (4) year term. Mr. McConnaughey became a member of the board of directors of Silver Butte in 1996, and elected President in March 2001.

Elmer J. (Joe) Zinger, Vice President: Mr. Zinger was employed as a construction foreman at Hidden Lakes Gold Course since 1991. Mr. Zinger was appointed to the Board of Directors of Silver Butte in 1992, and elected Vice President in Spring of 2001.

Robert J. Evans, Secretary/Treasurer:  Mr. Evans has been involved in the
mining business for the past thirty years.   He has been a director of the
Registrant for the past 21 years and secretary/treasurer of the Registrant for the past 13 years.

Wayne A. Hohman, Director:  Mr. Hohman retired from teaching in 1996 after
twenty-nine years.   He then became involved in land and timber
management.   He was appointed to the Board of Directors in 1996.

Donald L. Hess, Director:  Mr. Hess is President of Columbia Stock
Transfer Company, the registrant's transfer agent.   Don is retired from
public accounting since December 2001, but continues to perform some accounting function for several publicly held corporations including Silver Butte Mining Company. Don has been on the board of directors since
2001.   Don also serves as a director of Mineral Mountain Mining and
Milling Company and Lucky Friday Extension Mining Co.

Compliance with Section 16(a) Beneficial Ownership Reporting:
Officers, Directors, and beneficial owners of 10% or more of the registrant's Common Stock that failed to file on a timely basis the reports required by section 16(a) of the Exchange Act based on a review of Forms 3, 4, and 5:

To the Registrant's knowledge, the required Forms 3, 4, and 5 have been filed although not all have been filed on a timely basis.

The Registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions.

Item 8. Compensation of Directors and Executive Officers.
The following table sets forth, for the fiscal years ended August 31, 2002, 2001, and 2000 compensation paid by the registrant to executives for work performed for the benefit of the registrant. The registrant has provided no stock options, warrants, or stock appreciation rights. There are no other employment contracts or incentive pay agreements with the officers and/or directors, who are paid on an hourly basis for work performed according to the terms and rates approved by the Board of Directors. In connection with the Quantum transaction discussed in Item 14 below, each director will receive 1,000,000 shares of common stock upon the completion of the transaction.



                     Annual Compensation  Long Term Compensation
                     -------------------  ----------------------
                     Other                Restricted              Options  LTIP
All
                     Annual               Stock                   SARS
Payouts
Other
Name/Title. . . . .  Year                 Salary                  Bonus
Compensation   Awards   (#)   ($)  Compensation
-------------------  -------------------  ----------------------  -------  -----
------
--  ------  ----  ----  -------------
Terry McConnaughey,
Pres, Dir.                          2000                     ---      ---
-
--     ---   ---   ---            ---
Terry McConnaughey,
Pres, Dir.                          2001                     ---      ---
-
--     ---   ---   ---            ---
Terry McConnaughey,
Pres, Dir.                          2002                     ---      ---  $
2,000[3]     ---   ---   ---  $   4,300 [1]
E. Joseph Zinger,
Vice Pres, Dir.                     2000                     ---      ---
-
--     ---   ---   ---            ---
E. Joseph Zinger,
Vice Pres, Dir.                     2001                     ---      ---
-
--     ---   ---   ---
E. Joseph Zinger,
Vice Pres, Dir.                     2002                     ---      ---
2,000[3]     ---   ---   ---         667[1]

Robert J. Evans,
Sec/Treas, Dir.                     2000                     ---      ---
-
--     ---   ---   ---       1,245[1]
Robert J. Evans,
Sec/Treas, Dir.                     2001                     ---      ---
-
--     ---   ---   ---            ---
Robert J. Evans,
Sec/Treas, Dir.                     2002                     ---      ---
3,000[3]     ---   ---   ---       2,131[1]

Wayne Hohman,
Dir                                 2000                     ---      ---
-
--     ---   ---   ---            ---
Wayne Hohman,
Dir                                 2001                     ---      ---
-
--     ---   ---   ---            ---
Wayne Hohman,
Dir                                 2002                     ---      ---
2,000[3]     ---   ---   ---         688[1]
Donald L. Hess,
Dir                                 2001                     ---      ---
-
--     ---   ---   ---      3,419 [2]
Donald L. Hess,
Dir                                 2002                     ---      ---
400[3]     ---   ---   ---      4,645 [2]
R. Richard Rice,
Pres/Dir                            2000                     ---      ---
-
--     ---   ---   ---      1,453 [1]
R. Richard Rice,
Dir                                 2001                     ---      ---
-
--     ---   ---   ---            ---

[1] Officers and Directors Fees associated with annual meeting and proxy solicitation.

[2] The registrant paid the Columbia Stock Transfer Registrant, owned by Donald. L. Hess, Director, $1,662 and $1,994 for stock transfer services and proxy services during the years ended August 31, 2002 and 2001, respectively. The registrant also paid the Donald L. Hess P.A. accounting firm $3,083 and $1,425 for services during the years ended August 31, 2002 and 2001, respectively. In addition the registrant issued the Columbia Stock Transfer Registrant 186,667 shares of capital stock during the year ended August 31, 2001 pursuant to a year 1993 agreement.

[3]  The registrant issued stock to its directors to compensate them for
directors fees that had not been paid for several years.    The number of
shares issued, based upon length of service, were as follows: McConnaughy 100,000 shares, Zinger 100,000 shares, Evans 150,000 shares, Hohman
 100,000 shares, Hess 20,000 shares. These shares were valued at the two cent per share bid price on the date of issuance.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of our officers or directors.
Item 9. Independent Public Accountants
The Company has engaged the independent public accounting firm of DeCoria, Maichel & Teague, a Professional Services corporation, with offices in Spokane, WA, to conduct the audits for the Company's fiscal years ended August 31, 2002 and 2001. The financial statements of the Company for 2001 through 2002 were audited by DeCoria, Maichel & Teague. During the two most recent fiscal years or during any subsequent interim period, there were no other independent accountants engaged by the Company nor did any other independent accountants resign, decline to stand for re-election or was dismissed by the Company. Audit fees paid to the firm of DeCoria, Maichel & Teague in connection with the September 30, 2002 and 2001 audits were $10,000. No fees were paid for financial information systems or other services other than the audit fees.
Item 10. Compensation Plans
The Company does not have any plans for the payment of cash or non-cash compensation to any executive officers, directors or any other persons.

At August 31, 2002 the Company has no compensation plans under which its common stock are authorized for issuance.
 If the Quantum transaction discussed in Item 14 below is consummated, each of the five directors will receive 1,000,000 shares of common stock for services rendered.[deleted:
In connection with the Quantum transaction discussed in
Item 14 below each director will receive 1,000,000 shares of common stock upon the completion of the transaction.]


Item 11.   Authorization or Issuance of Securities Otherwise than for
Exchange.
The Board is asking shareholders to amend the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 shares to 150,000,000 shares.

The Company is currently pursuing a transaction that requires issuing additional shares of common stock. On July 12, 2002, the Company entered into a preliminary Share Exchange Agreement with Quantum Technology Group,
Inc. (Quantum).    See Item 14 "Mergers, consolidations, acquisitions and
similar matters" for a description of this agreement.

Item 13. Financial and Other Information
Information required by this item is included in the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2002 which document is hereby incorporated by reference.

A representative of the Company's independent public accounting firm of DeCoria, Maichel & Teague, is not expected to be attendance at the Special Meeting and therefore will not be available to respond to shareholder questions.

Item 14.  Mergers, consolidations, acquisitions and similar matters.

(a)  The Company has entered into a Share Exchange Agreement ("SEA") with
Quantum Technology Group ("Quantum").   As a result of this agreement, the
Company and Quantum will be merged into one entity.

(b) (1) Summary of terms of the SEA is as follows:

?	Each shareholder of Quantum will receive 50 shares of unregistered and restricted common stock of the Company for each one (1) share of Quantum.

?	This exchange would result in the issuance of 41,000,000 new unregistered common shares of the Company to Quantum shareholders.

?	Each of the present directors of the Company will receive 1,000,000 shares of common stock in payment of prior year and current period services.

(b) (2) Contact information: The following individuals can be contacted with regards to this SEA agreement:

Silver Butte Mining
Company
Terry McConnaughey,
President
520 Cedar Street
Sandpoint, ID  83864
(208) 263-8810 [deleted 263-8810)

Quantum Technology Group, Inc.
Liem T. Nguyen, President
376 East 11th Street
Idaho Falls, Idaho  83404 [deleted 83840]
(208) 403-8861

(b)(3) Business conducted.   For information about the Company's business,
see Item 1 of the Company's annual report 10KSB for the year ended August 31, 2002 included in the Proxy mailing.

Quantum Technology Group, Inc. ("Quantum"), was incorporated on May 20, 2002 and is in its development stage of organization and operations. Quantum holds the exclusive license to market and sell in the United States of America, an electronic device known as the Handheld Portable Digital Geographic Data Manager (hand-held field digital data mapping
device).    Quantum plans to develop and commercialise this device as well as other advanced and innovative technologies.

(b)(4) The terms of the transaction are outlined below.

(i) The agreement calls for the shareholders of Quantum to receive 50 shares of the Company's unregistered and restricted common stock in exchange for each one (1) Quantum share owned. This exchange would result in the issuance of 41,000,000 new unregistered common shares of the Company to Quantum shareholders. In connection with this transaction, each of the present directors will receive 1,000,000 shares of common stock in payment of prior year and
current period services.     [deleted because redundant with
 (v) below:The issuance of additional shares will result in
the dilution of the percentage equity interest of our existing shareholders and will likely result in a change in control of the Company and a change in the board of directors.]
Shares to be issued will be shares of common stock
that are exempt from registration under the Securities
Act of 1933.   Holders of these shares have the same
voting rights as existing shareholders in that each
shareholder is entitled to cast one vote for each
share of stock held in his name.   In
addition, each shareholder has the right to vote for the number of shares of stock owned, for as many persons as there are directors to be elected, or to accumulate his shares and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock equal or to distribute on the same principal amount as many candidates as he shall think fit.

Shares of common stock have no dividend and no pre-emption rights.

(ii) No consideration is offered to the Company's common stockholders in connection with the SEA;

(iii) The Company believes that this transaction fits well with the Company's decision to abandon its mining exploration activities and its mineral leases and use its resources to investigate other business opportunities.

(iv) The Company's board of directors has approved this transaction pending shareholder approval of increasing the authorized number of
shares.   Shareholder approval of the transaction itself is not
required.

(v) The issuance of additional shares will result in the dilution of the percentage equity interest of our existing shareholders and will likely result in a change in control of the Company and a change in the board of directors.

(vi) This transaction will be accounted for as a purchase under Statement on Financial Accounting Standards No. 141 "Business
Combinations."

(vii) For federal income tax purposes, the SEA is intended to constitute a Type "B" reorganization with the meaning of Section 368
of the Internal Revenue Code.   The parties to the SEA adopted the
Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368 (a) of the United States Treasury
Regulations.

(b)(5) Regulatory approval: The transaction is subject to applicable laws and regulations at both the federal and state level. Approval from a specific federal or state authority is not required in connection with the transaction.

(b)(6)  Reports, opinions, appraisals.  Not Applicable

(b)(7)  Past contacts, transactions or negotiations.  Not Applicable.

(b)(8)  Selected financial data.  Not Applicable.

(b)(9)  Pro forma selected financial data.  Not Applicable

(b)(10) Pro forma information.  Not Applicable.

(c)  Quantum is not subject to the reporting requirements of either
Section 13(a) or 15(d) of the Exchange Act.   Pursuant to Form S-4 Part C
Item 17 (b), the following information about Quantum is provided:

(b)(1) Business.   Quantum Technology Group, Inc. ("Quantum"), was
incorporated on May 20, 2002 and is in its development stage of organization and operations. Quantum holds the exclusive license from the University of Florida to market and sell in the United States of America, an electronic device known as the Handheld Portable Digital Geographic Data Manager (hand-held field digital data mapping device) ("Gator IV Communicator"). This technology is protected under U.S. Patent Number 6,083,353. Quantum plans to develop and commercialise this device as well as other advanced and innovative technologies.

The Gator IV Communicator [deleted Geographic Data Manager]
is designed to be an integral component of
a real-time mobile Geographic Information System and utilizes the Global Positioning System (GPS). The technology of the
Gator IV Communicator [deleted Geographic Data Manager]is
designed to aid in the collection and verification
planning and engineering field data.   This personal digital
assistant is intended to meet the needs of the construction and utility industry and will be applicable to other tasks, such as environmental sampling, agricultural field data collection, and
property appraisal and construction inspection.   Large
opportunities for use also exist in the gas, water, sewer, telephone and cable TV utilities; in local state and federal government inspection agencies, and in the insurance and transportation industries.

(b)(2)  Quantum's common stock is not listed on any exchange and has
no stated market value.   No dividends have been paid since
Quantum's inception.

(b)(3) Not Applicable.
(b)(4) Not Applicable.

(b)(5)  Management's Discussion and Analysis:

Plan of operation:  Quantum's purpose is to develop and
commercialise advanced and innovative technologies.   Currently, it
holds the exclusive license to market and sell in the United States of America, an electronic device known as the Handheld Portable Digital Geographic Data Manager (a handheld field digital data mapping device) ("Gator IV Communicator"). In order to further this plan, Quantum has actively pursued venture capital as well as merger
candidates.   Quantum has entered into a Share Exchange Agreement
with Silver Butte Mining Company in order to have better access to capital funds.
Quantum is planning to raise approximately $120,000 through a private placement in the next twelve months to start the production of the Gator IV Communicator. This amount of capital should be adequate to build the first production Gator IV units and pay the first royalty payment of $10,000 to the University of Florida in March 2004.

Quantum plans to subcontract the production of the Gator IV units to an Original Equipment Manufacturer in Chatsworth, California called
TetraCam.   TetraCam has been working with the inventor of the Gator
IV for many years and is familiar with the patented technology. Quantum will manage all of the sales, marketing and technical
support for the Gator IV.   As sales increase, Quantum may produce
the communicators itself.

For marketing strategy, Quantum is planning to use direct marketing with potential customers who have already expressed an interest in buying the Gator IV Communicators such as the Florida Department of
Health for emergency response and bio terrorism.   Quantum plans to
approach the emergency response and bio terrorism markets first
since currently there is a strong demand in this market.   Then,
Quantum plans to expand to the crime scene investigation, asset management, and other related markets.

Results of operations: Since its inception on May 20, 2002, Quantum has had no revenue and has incurred $5,183 in expenses related to organizational and legal costs.

Financial condition and liquidity: Since its inception on May 20, 2002, Quantum has raised money through the sale of its common stock. Through October 31, 2002, Quantum sold shares of its common stock for cash of $1,929. Quantum also borrowed $1,096 from a shareholder. These funds were used to pay organization expenses of Quantum.

In addition, Quantum purchased the licensing agreement of the Gator IV Communicator [deleted Handheld Portable Data Manager]
for a price of $7,500.   The licensing agreement, as
amended,calls for a royalty payment of four percent (4%) of the selling price, with minimum royalty payments of $10,000 each year beginning in 2004 through 2007 and every year thereafter, for the life of the agreement.

(b)(6) Quantum engaged the independent public accounting firm of Galusha Higgins & Galusha, with offices in Idaho Falls, Idaho, to conduct the audits for the Quantum's period from inception, May 20,
2002, to October 31, 2002.   Quantum has had no disagreements with
their accountants regarding accounting and financial disclosure. There have been no changes in Quantum's accounting firm since its inception.

INSERTED FINANCIAL STATEMENTS
(b)(7) Quantum Technology Group, Inc. Financial Statements.
Independent Auditors' Report		14
Financial Statements
	Balance Sheet					  	15
	Statement of Income		16
	Statement of Changes in Stockholders' Equity		16
	Statement of Cash Flows		17
	Notes to Financial Statements     	  18 -20


INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Quantum Technology Group, Inc.
Idaho Falls, Idaho

We have audited the accompanying balance sheet of Quantum Technology Group, Inc. (the Company), an Idaho corporation, as of October 31, 2002, and the related statements of income, changes in stockholders' equity, and cash flows for the period from inception on May 20, 2002 to October 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quantum Technology Group, Inc. as of October 31, 2002, and the results of its operations and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

GALUSHA, HIGGINS AND GALUSHA, P.C.
Certified Public Accountants

Idaho Falls, Idaho
November 7, 2002





QUANTUM TECHNOLOGY GROUP, INC.
BALANCE SHEET
OCTOBER 31, 2002

ASSETS
CURRENT ASSETS
  Cash on hand                              $  2,925
                                              ------
    Total current assets                       2,925

OTHER ASSETS
   License fee, net of $83 accumulated
     amortization                              7,417
                                              ------
      Total assets                           $10,342
                                              ======

LIABILITES, COMMITMENTS, CONTINGENCIES,
   AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                       $    7,500
  Due to shareholders                         1,096
                                             ------
      Total current liabilities               8,596

LONG-TERM LIABILITIES                             0
                                             ------
       Total liabilities                      8,596
				                     ------
COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock  10,000,000 shares
    authorized, no par value,
    820,000 issued and outstanding           12,600
  Deficit accumulated during the
    development stage                        (5,183)
  Less:  stock subscription receivable       (5,671)
                                             ------
    Total stockholders' equity                1,746
                                             ------
       Total liabilities and
         stockholders' equity               $10,342
                                             ======

The accompanying notes are an integral part of these statements.


QUANTUM TECHNOLOGY GROUP, INC.
STATEMENT OF INCOME
PEIROD ENDED OCTOBER 31, 2002


Revenues                                    $      0
                                              ------

Expenses
  Amortization                                    83
  Organization costs                             100
  Legal fees                                   5,000
                                              ------
  Total expenses                               5,183

    Net loss                                 $(5,183)
                                              ======


The accompanying notes are an integral part of these statements.




QUANTUM TECHNOLOGY GROUP
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD ENDED OCTOBER 31, 2002


                                                         STOCK          TOTAL
                          COMMON STOCK   ACCUMULATED  SUBSCRIPTION STOCKHOLDERS'
                             AMOUNT        DEFICIT     RECEIVABLE      EQUITY


Shares issued since
   inception                $12,600                                   $12,600

Stock subscription
  receivable                                             $(5,671)      (5,671)

Net loss for the period                    $(5,183)                    (5,183)
                            -------        ------        -------       ------
-
Balance, October 31, 2002   $12,600        $(5,183)      $(5,671)    $  1,746
                            =======        ======         ======      =======

The accompanying notes are an integral part of these statements.













QUANTUM TECHNOLOGY GROUP, INC.
STATEMENT OF CASH FLOWS
PERIOD ENDED OCTOBER 31, 2002

Cash flows from operating activities
  Cash paid for organization costs          $   (100)

------
    Net cash used by operating activities       (100)

Cash flows from investing activities               0


Cash flows from financing activities
  Proceeds from issuance of stock              1,929
  Net borrowing from shareholder               1,096
                                              ------
    Net cash provided by financing
      activities                               3,025
                                              ------

Net increase in cash                           2,925

Cash at beginning of the period                    0
                                              ------
Cash at end of the period                     $2,925
                                              ======
Reconciliation of net loss to net
  cash used by operating activities

Net loss                                     $(5,183)
                                              ------
Adjustments to reconcile net loss to
  Net cash used by operating activities
    Amortization                                  83
    Stock issued for legal fees incurred       5,000
                                              ------
  Total adjustments                            5,083
                                              ------
    Net cash used by operating activities     $ (100)
                                              ======

Non-cash investing and financing activities:

During the period ended October 31, 2002, the Company issued stock with stock subscription receivable in the amount of $5,671.

The Company also acquired an intangible asset of $7,500 by incurring accounts payable.

The accompanying notes are an integral part of these statements.

QUANTUM TECHNOLOGY GROUP, INC.
Notes to Financial Statements
October 31, 2002

NOTE A	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Organization and Operations

Quantum Technology Group, Inc. (the Company) was organized on May 20, 2002, and is in its development stage of organization and operations. The character of the business of the Company is to develop and commercialize advanced and innovative technologies. Quantum Technology Group, Inc. was founded in 2002 and is currently headquartered in Idaho Falls, Idaho.

These financial statements represent the period from the Company's inception on May 20, 2002 through October 31, 2002.

2.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash in banks, and highly liquid investments with an original maturity of three months or less.

4.	Bad Debts

The Company uses the reserve method of accounting for bad debts for financial reporting purposes and the direct write-off method for income tax reporting.

5.	License Fee

The intangible asset consists of a license fee that is carried at cost, net of accumulated amortization. The fee is amortized over the expected life of the license agreement of 15 years.

6.	Deferred Income Taxes

The Company uses the asset and liability approach of accounting for income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.




QUANTUM TECHNOLOGY GROUP, INC.
Notes to Financial Statements
October 31, 2002

NOTE B	STOCK SUBSCRIPTION RECEIVABLES

As of October 31, 2002, the Company had receivables outstanding from stockholders in the amount of $5,671. On a geographic basis, receivables have a concentration of credit risk in southeast Idaho.

NOTE C	LICENSE FEE AGREEMENT

On August 28, 2002, the Company entered into a fully-executed license agreement with the University of Florida Research Foundation, Inc. (UFRF) pertaining to the "Handheld Portable Digital Geographic Data Manager." The Company had not yet paid the license issue fee of $7,500 at October 31, 2002. Quantum Technology Group, Inc. has agreed that the first commercial sale of products to the retail customer shall occur on or before March 31, 2004, or the agreement shall terminate.

The license fee of $7,500 is recorded as an intangible asset, net of accumulated amortization.

                        In addition to the license issue fee of $7,500, the Company has agreed to pay to UFRF a royalty of four percent (4%) of the selling price, with minimum royalty payments of $10,000 each year through 2007 and every year thereafter, for the life of the agreement.

NOTE D	DUE TO SHAREHOLDERS

The due to shareholder of $1,096 at October 31, 2002, resulted from an overpayment of capital stock by a shareholder and the overpayment will be refunded.

NOTE E	COMMON STOCK

The Company has the authority to issue one class of stock, which is regular common voting stock. The stock has no par value.

NOTE F	INCOME TAXES

During the period ended October 31, 2002, the Company had no significant permanent differences for federal and state income taxes. The only timing difference relates to organizational costs of $5,100 that were expensed for financial reporting purposes, however for income tax purposes these costs were capitalized and are being amortized over 60 months. The deferred tax asset that resulted from this timing difference was approximately $2,000. The Company chose to record a valuation allowance for $2,000, thus net income tax expense was zero for the period ended October 31, 2002.








QUANTUM TECHNOLOGY GROUP, INC.
Notes to Financial Statements
October 31, 2002

NOTE G	COMMITMENTS AND CONTINGENCIES

The Company is exposed to a number or risks of loss, including: a) damage to property; b) professional liability, i.e. errors and omissions and c) other damages and injuries. The Company has not purchased commercial insurance to transfer these risks of loss.

NOTE H	SHARE EXCHANGE AGREEMENT

On July 12, 2002, the Company entered into a share exchange agreement with Silver Butte Mining Company whereas the stock of Quantum Technology Group, Inc. shall be converted into stock of Silver Butte Mining Company. The exchange of shares shall be the only consideration in the exchange; no boot shall be paid to any party. The exchange had not taken place by November 7, 2002. It is anticipated that the 820,000 shares in the Company will be exchanged for 41 million shares of Silver Butte Mining Company.


Item 19.  Amendment of Charter, Bylaws or Other Documents.

The Company is asking the shareholders to ratify the Amendment of the Articles of Incorporation to increase the number of authorized shares of
Common Stock from 10,000,000 shares to 150,000,000 shares.   Under Idaho
law, the Company may only issue shares to the extent that such shares have been authorized for issuance under the Company's Articles of Incorporation. As of record date, 8,610,415, or 86.1% of our presently authorized 10,000,000 shares of Common Stock were issued and outstanding. As a result, the Company has a limited number of additional shares available that may be necessary for corporate purposes such as mergers, acquisitions, and similar transactions, or in order to engage the services of any personnel for future operations that the Company or any successor may wish to pursue.

Item 21. Voting Procedure
The presence, in person or by proxy, of the holders of a majority of the shares of outstanding common stock of the Company entitled to vote is necessary to constitute a quorum at the Special Meeting. The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for each proposal. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate.


The Company's annual report 10KSB for the year ended August 31, 2002 is enclosed in this Proxy Mailing.


PROXY CARD

PLEASE MARK YOUR VOTES AS [X] INDICATED IN THIS EXAMPLE.   IF NO MARK IS
INDICATED, THE VOTE WILL CONSIDERED AS "FOR" THE PROPOSAL

1. Election of directors (to withhold authority to vote for any individual members, strike a line through the members name in the list below).

FOR all nominees     [  ]  (to vote for all nominees, except as marked to
the contrary)                                            AGAINST [ ]
ABSTAIN [ ]

Terry McConnaughey
Robert J. Evans
Joseph Zinger
Wayne Hohman
Donald L. Hess

2. To approve the increase in authorized number of shares of Common Stock from 10,000,000 to 150,000,000

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. To change the Company's name to Quantum Technology Group, Inc.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in their official capacity, giving their title as such. Partnerships should sign in the partnership name by the authorized person(s).

The undersigned acknowledge(s) receipt of the Notice of the aforesaid Special Meeting, the Proxy Statement, each dated March 10[deleted February 5], 2003 and the
Annual Report dated December 13, 2002.

Date: March 10, [deleted February 5]2003

SIGNATURE OF STOCKHOLDER

__________________________________________________________________________
____
SIGNATURE IF HELD JOINTLY

Name and address of shareholder